Pipeline Data Announces Record Second Quarter Financial Results

Pipeline Data Inc. (OTCBB: PPDA - News), a provider of payment processing solutions and services, today announced its financial results for the second quarter ended June 30, 2007. Revenue increased 57% to a second quarter record of $13.1 million from $8.4 million for the same period last year. Gross Profit increased 34% to $4.4 million from $3.3 million for the same period last year. Adjusted EBITDA for the quarter was $1.6 million up 25% from $1.3 million for the same quarter last year.

For the first six months of 2007, revenue increased 58% to a record of $24.9 million from $15.8 million for the same period last year. Gross Profit increased 35% to $8.3 million from $6.2 million for the same period last year.

MacAllister Smith, CEO, stated, “Our operating results for the second quarter were marked by excellent growth in our core businesses. Pipeline will continue to expand gross profit and EBITDA through aggressive organic growth and the reinvestment of our positive cash flows. As previously stated, we expect gross profit margin to expand further in the third quarter of this year due to more favorable pricing from key vendors.”

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

EBITDA from continuing operations is a non-GAAP financial measure used by management, as well as some industry analysts, to measure operating performance. The Company believes that presenting adjusted EBITDA from continuing operations is useful to investors because the measure excludes infrequent charges related to specific non-recurring transactions, as the Company believes that these items are not indicative of its operating performance. The Company believes that EBITDA from continuing operations and adjusted EBITDA from continuing operations are useful supplements to net income and other income statement data in understanding income from operations that best reflect its operating performance.

When evaluating EBITDA from continuing operations, investors should consider, among other things, increasing and decreasing trends in EBITDA from continuing operations and adjusted EBITDA from continuing operations. However, these measures should not be construed as alternatives to operating income (as an indicator of operating performance) or cash provided by operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate adjusted EBITDA from continuing operations in the same manner. Accordingly, the adjusted EBITDA from continuing operations may not be comparable to similarly titled measures of other companies.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Pipeline Data’s net loss as determined under US generally accepted accounting principles (GAAP) and EBITDA as well as EBITDA adjusted for certain non-recurring and non-cash transactions.

(Amounts in thousands)	Six month period ended June 30		Three month period ended June 30
	2007	2006	2007	2006

Net (loss)	$(1,926)	$(1,838)	$(828)	$(1,484)
Interest expense	3,151	1,534	1,513	783
Loss on early retirement of debt	-	2,140	-	2,140
Income tax benefit	(480)	(1,286)	(233)	(880)
Depreciation and amortization	1,521	923	767	470
Amortization of customer acquisition costs	289	193	189	96
EBITDA	2,555	1,666	1,408	1,125
Non-recurring salary compensation	162	76	162	4
Stock-based compensation classified as salaries	74	232	17	(26)
Forfeitures of stock based compensation	(81)	-	(81)	-
Stock-based payments for services	113	179	62	151
Adjusted EBITDA	$2,823	$2,153	$1,568	$1,254

About Pipeline Data:

Pipeline Data Inc. provides value-added credit card transaction processing services for merchants in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data services more than 40,000 merchant customers.

CONTACT: Pipeline Data Inc.

Phil Chait, (617) 405-2600

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.